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                                                                  EXHIBIT (23.1)



INDEPENDENT AUDITORS' CONSENT



P. H. Glatfelter Company:



     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-36395 of P. H. Glatfelter Company on Form S-4 of our report dated February 24, 1997, appearing in the Annual Report on Form 10-K and Amendment No. 1 thereto on Form 10-K/A of P. H. Glatfelter Company for the year ended December 31, 1996 and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP



Philadelphia, Pennsylvania


November 11, 1997